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                                   Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-57016) and in the Registration Statement on Form S-8 (No. 33-50332) of Alpha 1 Biomedicals, Inc. of our report dated March 24, 1997 appearing on page 15 of this Form 10-K.




/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP


Washington, DC
March 31, 1997







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